UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): NOVEMBER 19, 2004

ROBOTIC VISION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-8623	11-2400145
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

486 AMHERST STREET

NASHUA, NEW HAMPSHIRE 03063

(Address of principal executive offices)

Registrant’s telephone number: (603) 598-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. BANKRUPTCY OR RECEIVERSHIP.

On November 19, 2004, Robotic Vision Systems, Inc. and its wholly-owned subsidiary, Auto Image ID, Inc. (collectively, the “Company”), filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of New Hampshire. The cases have been assigned Nos. 04-14151 and 04-14152, respectively.

The Company remains in possession of its assets and properties, and continues to operate its business and manage its properties as “debtors in possession” pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. Management intends to propose a plan of reorganization to creditors and the Bankruptcy Court for approval. As part of a plan of reorganization, management will seek to divest the assets of its Semiconductor Equipment Group.

A copy of the press release issued by the Company on November 20, 2004, announcing filing of the Chapter 11 petitions, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements—None

(b) Pro Forma Financial Information—None

(c) Exhibits:

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated November 20, 2004

Except for the historical information herein, various matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to: the ability of the company to obtain any necessary approvals of the Bankruptcy Court for the transactions referred to above, the cooperation of various creditors, the historically cyclical nature of the semiconductor industry, risks in products and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, both here and abroad, timely development and release of new products, strategic suppliers and customers, the effect of the company’s accounting policies and other risk factors detailed in the Company’s annual report on Form 10-K, and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2004

ROBOTIC VISION SYSTEMS, INC.

By: /s/ Pat V. Costa

        Pat V. Costa

        Chairman, President and

        Chief Executive Officer